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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of American International Group, Inc. on Form S-3 of our report, which includes an explanatory paragraph relating to accounting changes for investments in certain fixed maturity securities in 1993, and in 1992 for income taxes and postretirement benefits other than pensions, dated February 23, 1995, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".

                                          /s/  COOPERS & LYBRAND L.L.P.

New York, New York
June 28, 1995